SANTA FE PACIFIC CORPORATION

                       SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN

                                      ARTICLE I

                                       GENERAL

               Section 1.1 Establishment of Plan and Purpose. Santa Fe Pacific Corporation (hereinafter the "Company"), has established the Santa Fe Pacific Supplemental Retirement and Savings Plan, (hereinafter the "Plan"), effective May 1, 1994. The purpose of this Plan is to provide certain highly compensated employees of the Company and certain of its subsidiaries (hereinafter the "Employing Companies"), the opportunity to defer the receipt of compensation and to receive additional retirement income from the Employing Companies. This plan is not intended to qualify under
          Section 401(a) of the Internal Revenue Code of 1986, as amended (hereinafter the "Code"), or be subject to Part 2, 3, or 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended, (hereinafter "ERISA").

               Section 1.2 Affiliated Companies. The term "Affiliated Company" shall mean every corporation (including the Company) which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code). The Company and each Affiliated Company which, with the consent of the Company adopts the Plan are referred to herein collectively as the "Employing Companies" and individually as an"Employing Company".

               Section 1.3  Plan Administration.   The authority to control
          and manage the operation and administration of the Plan shall be vested in the Employee Benefits Committee (hereinafter the "Committee"), appointed to act under The Santa Fe Pacific Retirement and Savings Plan for Salaried Employees (hereinafter the "Savings Plan"). Any interpretation of the Plan by the Committee or its delegate and any decision made by the Committee or its delegate on any other matter within its discretion are final and binding on all persons. The Committee shall have discretionary authority to administer, construe and interpret the Plan, to decide all questions including but not limited to eligibility, payment of any benefits hereunder and to make all other determinations deemed necessary or advisable for the administration of the Plan.

               The Committee shall act with or without a meeting by the vote or concurrence of a majority of its members; but no member of the Committee who is a Participant shall take part in any Committee action or any matter that has particular reference to his own interest hereunder. The Committee shall administer this Plan and discharge its responsibilities hereunder in a uniform and non-discriminatory manner as to all Participants.











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               Section  1.4   Non-Alienation.    Benefits  payable  to  any
          individual under the Plan may not be voluntarily or involuntarily
          assigned,   alienated,   pledged   or  subject   to   attachment,
          anticipation, garnishment, levy, execution or other legal or equitable process.

               Section 1.5 Source of Benefits. Subject to the terms and conditions of the Plan, any amount payable to or on account of a Participant under this Plan by any Employing Company shall be paid from the general assets of that Employing Company or from one or more trusts, the assets of which are subject to the claims of the Employing Companies' general creditors. None of the individuals entitled to benefits under the Plan shall have any preferred claim on, or any beneficial ownership interest in, any assets of any Employing Company or of any such trust, and any rights of such individuals under the Plan or any such trust shall constitute unsecured contractual rights only.

               Section 1.6 Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and nothing in the Plan will give any participant the right to be retained in the employ of any Employing Company, nor any right or claim to any benefit under the Plan, except to the extent specifically provided under the terms of the Plan.

               Section 1.7 Notices. Any notice or document required to be given to or filed with an Employing Company, the Company or the Committee shall be considered to be given or filed:

               (a) on the date delivered to the Vice President - Human Resources of the Company;
                    or

               (b) three days after the date sent by certified mail to the Secretary of the Company.

               Section 1.8   Applicable Law.   The Plan shall  be construed
          and administered in accordance with the internal laws of the State of Illinois.

               Section 1.9 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

               Section 1.10 Plan Year. The Plan Year shall be the calendar year.















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                                      ARTICLE II

                                    PARTICIPATION

               Section 2.1 Participation. The Compensation and Benefits Committee of the Company shall establish from time to time the Employing Companies which may participate and the class of highly-compensated employees of each Employing Company who shall be eligible for the benefits provided in Article IV below
          (hereinafter the "Participants"); provided, however, that the class of eligible employees of each Employing Company shall be limited to employees who are members of a select group of management or highly compensated employees within the meaning of
          Section 401(a)(1) of ERISA. If the Company determines that participation by one or more Participants shall cause the Plan as applied to any Employing Company to be subject to Part 2, 3, or 4 of Title I of ERISA, the entire interest of such Participant or Participants under the Plan shall be immediately paid to such Participant by the applicable Employing Company, notwithstanding any election of the Participant, or shall otherwise be segregated from the Plan in the discretion of the Company, and such Participant or Participants shall cease to have any interest under the Plan.

                                     ARTICLE III

                                       VESTING

               Section 3.1 Vesting. A Participant shall be fully vested in his deferral amounts and earnings at all times and subject to investment gains and losses. A Participant shall be vested in Employer Matching Contributions in accordance with the vesting schedule set forth in Section 6.3 of the Savings Plan.

                                      ARTICLE IV

                                      DEFERRALS

               Section 4.1 Deferral Elections. To become a Participant, subject to such additional terms, conditions and limitations as the Committee may from time to time impose, a Participant may make an irrevocable election to defer receipt of certain eligible compensation otherwise payable to him by his Employer for a Plan Year by filing a Deferral Election Form indicating his or her desire to have a portion of his or her eligible compensation deferred. Such deferral elections shall be made as follows:

               (a) With the approval of the Compensation and Benefits Committee of the Board, a Participant may elect not to participate in the Savings Plan and may elect to defer up to 12% of i) Compensation as defined in the Savings Plan, ii) base salary that is not eligible compensation under the Savings Plan, and iii) one-half of any cash incentive payments otherwise payable to him by his Employing Company that Plan Year; or











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               (b)  Unless  the Compensation and  Benefits Committee of the
          Board otherwise specifies, a Participant may elect to defer i) up to 12% of base salary that is not eligible Compensation under the Savings Plan, ii) up to 12% of one-half of any cash incentive payments, and iii) that to the extent that a Participant is subject to a limitation on before-tax contributions under Section 402(g)(1) of the Code to the Savings Plan, the amounts which could have been deferred into the Savings Plan but for such
          limitation   may  be   deferred   under   this  Plan   ("Deferred
          Compensation").

               (c)  Such  elections shall be made annually  and in writing, and filed with the Committee at such time and in such manner as the Committee shall provide. A Participant must specify the percentage, if any, which he chooses to defer and authorize his Employing Company to make regular payroll deductions. A separate notice will be required for deferrals in each Plan Year. Each such notice shall specify the year in which the deferred compensation shall be paid, which may not be sooner than two (2) years after the compensation is earned. A Participant may make additional deferral elections for amounts payable on a specified date, provided such elections are made at least one (1) year prior to the specified date for payment. A Participant may further defer such payment until his early retirement date under the Santa Fe Pacific Retirement Plan and may thereafter make one further election to defer such amount to a subsequent date. In the absence of a specified date for payment, such deferred compensation shall be paid in accordance with Article VI. The Account (as described below) of each Participant shall be credited with the amount deferred by the Participant as of the date on which the amount of such Deferred Compensation is communicated to the Plan recordkeeper which shall be as soon as reasonably practicable after the date the compensation would otherwise have been payable to Participant, or, if such date is not an Accounting Date, as of the first Accounting Date occurring thereafter.

               (d) A Participant may elect to suspend all future deferrals in a Plan Year other than in respect to incentive payments, and will not be permitted to resume participation until the next Plan Year.

               Section 4.2 Employer Matching Contribution. Subject to such limitations as the Committee may from time to time impose, for each Plan Year, Participants shall be credited with an "Employer Matching Contribution" equal to 100% of the compensation deferred hereunder that would be payable during that Plan Year provided that Employer Matching Contributions shall not exceed 4% of the compensation eligible for deferral hereunder, and provided further that amounts described in clause (iii) of subsection 4.1(b) shall not be treated as deferred or eligible for deferral for purposes of Employer Matching Contributions.










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                                      ARTICLE V

                                   PLAN ACCOUNTING

               Section 5.1 Accounts. The Committee shall establish an Account for each Participant who files a Deferral Election Form under subsection 4.1. Each Account shall be adjusted in accordance with this Article V in a uniform, non-discriminatory manner, as of such periodic "Accounting Dates" as may be determined by the Committee from time to time (which Accounting Dates shall be not less frequent than quarterly.) As of each Accounting Date, the balance of each Account shall be adjusted as follows:

               (a) first, charge to the Account balance the amount of any distributions under the Plan with respect to that Account that have not previously been charged;

               (b) then, credit to the Account balance the amount of the compensation to be deferred by the Participant in accordance with the provisions of subsection 4.1 and the amount of Employer Matching Contributions to be credited in accordance with Section
          4.2  that have not previously been credited;

               (c) then, adjust the Account balance for the applicable assumed rate of earnings in accordance with subsection 5.2.

               Section 5.2 Adjustment of Accounts for Earnings. The amounts credited to a Participant's Account in accordance with subsections 4.1 and 4.2 shall be adjusted as of each Accounting Date to reflect the value of an investment equal to the Participant's Account balance in one or more assumed investments that the Committee offers from time to time, and which the Participant directs the Committee to use for purposes of adjusting his Account. Such amount shall be determined without regard to taxes that would be payable with respect to any such assumed investment. The Committee may eliminate any assumed investment alternative at any time; provided, however, that the Committee may not retroactively eliminate any assumed investment alternative. To the extent permitted by the Committee, the Participant may elect to have different portions of his Account balance for any period adjusted on the basis of different assumed investments. Notwithstanding the election by Participants of certain assumed investments and the adjustment of their Accounts based on such investment decisions, the Plan does not require, and no trust or other instrument maintained in connection with the Plan shall require that any assets or amounts which are set aside in a trust or otherwise for the purpose of paying Plan benefits shall actually be invested in the investment alternatives selected by Participants.

               Section 5.3 Participant Statements. At least quarterly, the Committee shall cause to be furnished to each Participant a statement indicating, on the basis of the latest available information, the status of the Participants' Accounts.






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                                      ARTICLE VI

                             PAYMENT OF DEFERRED AMOUNTS

               Section 6.1 Termination of Employment. Subject to the provisions of subsection 1.5, upon a Participant's death or termination of active employment, the Participant's entire Account balance, including the Employer's Matching Contribution on amounts deferred prior to the Participant's death or termination date, shall be paid to or on account of the Participant as follows:

               (a) in a single lump sum payment as soon as practicable after his date of death or termination of active employment, or if elected by the Participant at least one year prior to termination, on January 31 of the year following termination; or

               (b) if elected by the Participant at least one year prior to the distribution or such time period as may be established by the Committee, in annual installments over a period of ten or fewer years, beginning as soon as practicable after date of death or termination of active employment.

               Section 6.2 Beneficiary Designation. Each Participant may, from time to time by signing a form furnished by the Committee, designate any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits under the Plan are to be paid if he dies before he receives all of his benefits. A beneficiary designation form will be effective only when the signed form is filed with the Committee while the Participant is alive and will cancel all beneficiary designation forms filed earlier. If a deceased Participant failed to designate a beneficiary as provided above, or if the designated beneficiary of a deceased Participant died before him, his benefits shall be paid in accordance with the following order of priority: (i) to his surviving spouse, if any; (ii) to his surviving children in equal shares; or (iii)
          the estate of the last to die of the Participant or his designated beneficiary. The benefits under this plan shall be paid in a lump sum unless the beneficiary has completed an election form in accordance with subsection 6.1(b).

               Section 6.3 Withholding for Tax Liability. The Company may withhold or cause to be withheld from any payment of benefits made pursuant to the Plan any taxes required to be withheld with regard to such payment.

               Section 6.4 Hardship Distributions. The Committee may, pursuant to rules adopted by it and applied in a uniform manner, accelerate the date of distribution of a Participant's Account because of hardship at any time. "Hardship" shall mean an unforeseeable, severe financial condition resulting from (a) a sudden and unexpected illness or accident of the Participant or his dependent (as defined in section 152(a) of the Code); (b) loss of the Participant's property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, but which may not be relieved through other available resources of the Participant, as determined by the Committee in accordance with uniform rules adopted by it.






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                                     ARTICLE VII

                                  CHANGE IN CONTROL

               Section 7.1 Change in Control. In the event of a change in control as defined in The Atchison, Topeka and Santa Fe Railway Company Severance Program, all Accounts shall be fully vested and the Company shall be obligated to transmit funds equal to the outstanding liabilities under this Plan to such trust as may be established by the Company to provide for security of benefits hereunder.

                                     ARTICLE VIII

                               AMENDMENT OR TERMINATION

               Section 8.1  Administrative Amendments.  The Chief Executive
          Officer  of  the   Company  may  make  minor   or  administrative
          amendments to the Plan.

               Section 8.2 Amendments and Termination. The Board of Directors of the Company may amend the Plan at any time and may terminate the Plan at any time without the consent of the participants or beneficiaries, provided however, that no amendment shall divest any Participant or beneficiary of the credits to his Account, or any rights to which he would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment. Any Employing Company may terminate its participation in the Plan at any time, provided that it has made adequate provision for any amount payable by it under the terms of the Plan as in effect on the date it terminates its participation in the Plan. Upon termination of the Plan as to any Employing Company, the Company may, in its discretion applied in a uniform manner, provided that amounts attributed to that Employing Company shall be distributed in accordance with the provisions of 6.1. Upon termination of the Plan as to all Employing Companies, the Company may, in its sole discretion applied in a uniform manner to all Participants, cause a lump sum payment of all benefits for all Participants to be made as soon as reasonably practicable or the date established for payment under subsection 4.1(c).